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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                         TO BE USED IN CONNECTION WITH

                    FRESENIUS MEDICAL CARE CAPITAL TRUST IV

                             OFFER TO EXCHANGE ITS
                       7 7/8% TRUST PREFERRED SECURITIES
       (LIQUIDATION AMOUNT $1,000 PER 1,000 PER TRUST PREFERRED SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       7 7/8% TRUST PREFERRED SECURITIES
            (LIQUIDATION AMOUNT $1,000 PER TRUST PREFERRED SECURITY)

                  THE USD EXCHANGE OFFER AND WITHDRAWAL RIGHTS
                  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
                      ON           , 2001 UNLESS EXTENDED

     As set forth in the USD Exchange Offer (as defined below), this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the USD Exchange Offer if (i) certificates for Trust IV's (as defined below) 7 7/8% Trust Preferred Securities (the "Old USD Trust Preferred Securities") are not immediately available, (ii) the Old USD Trust Preferred Securities, the Letter of Transmittal and all other required documents cannot be delivered to State Street Bank and Trust Company, the Exchange Agent for the USD Exchange Offer (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent on or prior to the Expiration Date. See "The USD Exchange Offer--Procedures for Tendering Old Trust Preferred Securities--Guaranteed Delivery of Old USD Trust Preferred Securities" in the Prospectus.

              STATE STREET BANK AND TRUST COMPANY, EXCHANGE AGENT

              By Mail                   By Overnight or Hand Delivery
State Street Bank and Trust Company  State Street Bank and Trust Company
    Corporate Trust Department           Corporate Trust Department
           P.O. Box 778                     2 Avenue de Lafayette
       Boston, MA 02102-0078          Corporate Trust Window, 5th Floor
         Attn: Ralph Jones                  Boston, MA 02111-1724
                                              Attn: Ralph Jones

                                  By Facsimile

                                    State Street Bank and Trust Company
                                               Attn: Ralph Jones
                                            Fax No.: 617-662-1452
                                      To Confirm Receipt: 617-662-1548
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVER.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX OF THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Fresenius Medical Care Capital Trust IV, a Delaware statutory business trust ("Trust IV"), upon the terms and subject to
the conditions set forth in the Prospectus dated           , 2001 (as the same
may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "USD Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation amount of Old USD Trust Preferred Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The USD Exchange Offer-Procedures for Tendering Old Trust Preferred Securities Guaranteed Delivery of Old USD Trust Preferred Securities."

Aggregate Liquidation
Amount Tendered: _______________________________________________________________

Name of Registered Holder:______________________________________________________

Address:________________________________________________________________________

 ...............................................................................

Certificate Nos.
(if available):

Area Code and Telephone Number:________________________________________________

Signature:_____________________________________________________________________

     The undersigned understands that tenders of Old USD Trust Preferred Securities will be accepted only in liquidation amounts of $100,000 and integral multiples of $1,000 in excess thereof.

If Old USD Trust Preferred Securities will be tendered by book-entry transfer, provide the following information:

DTC Account Number:____________________________________________________________

Date:__________, 2001

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old USD Trust Preferred Securities tendered thereby in proper form for transfer, or confirmation of the book-entry transfer of such Old USD Trust Preferred Securities to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures or book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message (as defined in the Letter of Transmittal) in lieu thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and the Old USD Trust Preferred Securities tendered hereby (or a book-entry confirmation) to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:__________________________________________________________________

(Authorized Signature)_________________________________________________________
                                     Title:

Address:_______________________________________________________________________
                               (Include Zip Code)

 ...............................................................................

Area Code and Telephone Number:_________________________________________________

Date:___________________________________________________________________________

NOTE: DO NOT SEND OLD USD TRUST PREFERRED SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD USD TRUST PREFERRED SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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